Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-4
(Form Type)

KIMCO REALTY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Table 1:  Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(f), 457(c)	58,868,383 (2)	N/A	$977,084,737.88 (3)	$0.0001476	$144,217.71
	Equity	7.25% Class N Cumulative Convertible Perpetual Preferred Stock, par value $1.00 per share	457(f), 457(c)	1,849 (4)	N/A	$91,336,311.99 (5)	$0.0001476	$13,481.24
	Equity	Common Stock, par value $0.01 per share	457(f), 457(i)	9,765,679 (6)	N/A	— (7)	— (7)	— (7)
	Equity	Depositary Shares each representing a 1/1,000th interest in a share of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, par value $1.00 per share	457(f)	1,849,000	N/A	— (8)	— (8)	— (8)
Fees Previously Paid	—	—	—	—	—	—	—	$0.00
	Total Offering Amounts					$1,068,421,049.87		$157,698.95
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$157,698.95

(1)
This registration statement relates to the registration of the maximum number of shares of common stock, par value $0.01 per share, of the Kimco Realty Corporation (“Kimco” and such shares, the “Kimco common stock”) estimated to be issuable by Kimco pursuant to the mergers described in this registration statement and the Agreement and Plan of Merger, dated as of August 28, 2023, by and among Kimco, Kimco Realty OP, LLC, Tarpon Acquisition Sub, LLC, Tarpon OP Acquisition Sub, LLC, RPT Realty (“RPT”) and RPT Realty, L.P.

(2)
The number of shares of Kimco common stock being registered is based upon an estimate of (x) the maximum number of shares of beneficial interest, par value $0.01 per share, of RPT (the “RPT common shares”) outstanding as of August 25, 2023 or issuable or expected to be exchanged in connection with the mergers, collectively equal to 97,319,197, multiplied by (y) the exchange ratio of 0.6049 shares of Kimco common stock for each RPT common share.

(3)
Calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee based on the average of the high and low prices of RPT common shares as reported on the New York Stock Exchange (the “NYSE”) on October 4, 2023 ($10.04 per share), multiplied by the estimated maximum number of shares (97,319,197) that may be exchanged or converted for the securities being registered.

(4)
Represents the estimated maximum number of shares 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, par value $1.00 per share, of Kimco (“Kimco class N preferred stock”) estimated to be issuable by Kimco pursuant to the mergers. The number of Kimco class N preferred stock is based upon the total number of 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest of RPT, par value $0.01 per share (“RPT preferred shares”) outstanding as of August 25, 2023 or issuable or expected to be exchanged in connection with the mergers, collectively equal to 1,848,539, for which one one-thousandth of a share of Kimco class N preferred stock is to be exchanged for each RPT preferred share pursuant to the mergers.

(5)
Calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee based on the average of the high and low prices of RPT preferred shares as reported on the NYSE on October 4, 2023 ($49.41 per share), multiplied by the estimated maximum number of RPT preferred shares (1,848,539) that may be exchanged or converted for the securities being registered.

(6)
Represents the estimated maximum number of shares of Kimco common stock issuable upon conversion of the Kimco class N preferred stock.  Under Rule 416 of the Securities Act, the number of shares of Kimco common stock registered hereby includes an indeterminate number of shares of Kimco common stock that may be issued as a result of anti-dilution provisions of the Kimco class N preferred stock.

(7)
Pursuant to Rule 457(i), no separate registration fee will be payable in respect of the shares of Kimco common stock issuable upon conversion of the Kimco class N preferred stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

(8)	No separate registration fee will be payable in respect of the depositary shares each representing a 1/1,000th interest in a share of Kimco class N preferred stock.